Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
______________________
WPS Resources Corporation		Wisconsin Public Service Corporation
(Exact name of registrant as specified in its charter)		(Exact name of registrant as specified in its charter)

Wisconsin	39-1775292	Wisconsin	39-1715160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
700 North Adams Street P. O. Box 19001 Green Bay, Wisconsin 54307-9001 (Address of principal executive offices)
WPS Resources Corporation Deferred Compensation Plan (Full title of the plan)

Larry L. Weyers
Chairman, President, and Chief Executive Officer
WPS Resources Corporation
Chairman and Chief Executive Officer
Wisconsin Public Service Corporation
700 North Adams Street
P. O. Box 19001
Green Bay, Wisconsin 54307-9001
(920) 433-1727
(Name and address, and telephone number, including area code, of agent for service)

Copy to: Russell E. Ryba Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5367 (414) 297-5668

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	448,000	$57.7250	$25,860,800	$3,043.82
Common Stock Purchase Rights	448,000	(3)	(3)	(3)

(1) Pursuant to Rule 416 under the Securities Act of 1933, in the event of a stock split, stock dividend, or similar transaction involving the Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares.

(2) Estimated, pursuant to and in accordance with Rule 457(c), solely for the purpose of computing the registration fee based on the average of the low and high prices as reported on the New York Stock Exchange on August 23, 2005, which date was within five business days of the date of this filing.

(3) The Common Stock Purchase Rights are attached to and traded with the shares of Common Stock being registered. The value attributable to the Common Stock Purchase Rights, if any, is reflected in the value attributable to the Common Stock.

The Prospectus related to this Registration Statement is a combined Prospectus pursuant to Rule 429 and relates to Registration Nos. 033-65167-01, 333-63101, 333-71990 and 333-71992.

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STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

        On October 22, 2001, WPS Resources Corporation, a Wisconsin corporation ("WPS Resources"), and Wisconsin Public Service Corporation, a Wisconsin corporation ("Wisconsin Public Service"), filed a Registration Statement on Form S-8 (File No. 333-71990) to register 62,000 shares of common stock of WPS Resources, par value $1.00 per share (the "Common Stock"), issuable under the WPS Resources Corporation Deferred Compensation Plan, as amended (the "Deferred Plan"), and $5,300,000 deferred compensation obligations. On October 22, 2001, WPS Resources filed a Registration Statement on Form S-8 (File No. 333-71992) to register 30,000 shares of Common Stock issuable under the WPS Resources Corporation Non-Employee Director Deferred Compensation and Deferred Stock Unit Plan, which plan was merged into the Deferred Plan, and $1,000,000 deferred compensation obligations. In addition, with respect to the Deferred Plan, WPS Resources and Wisconsin Public Service filed a Registration Statement on Form S-8 (File No. 333-63101) on September 9, 1998 to register 180,000 shares of Common Stock issuable under the Deferred Plan and $10,450,000 deferred compensation obligations and a Registration Statement on Form S-8 (File No. 033-65167-01) on December 19, 1995 to register 30,000 shares of Common Stock issuable under the Deferred Plan, $5,890,000 deferred compensation obligations and, pursuant to Rule 416(c) of the Securities Act of 1933, an indeterminate amount of interests in the Deferred Plan.

        The Board of Directors of WPS Resources and the shareholders of WPS Resources approved an amendment and restatement of the Deferred Plan, which increased the number of shares of Common Stock available for future grants. The purpose of this Registration Statement is to register 448,000 additional shares of Common Stock issuable under the Deferred Plan.

        Pursuant to General Instruction E of Form S-8, the contents of WPS Resource's and Wisconsin Public Service's Registration Statement on Form S-8 (Reg. No. 333-71990) including the documents incorporated by reference therein, and the contents of WPS Resources' Registration Statement on Form S-8 (Reg. No. 333-71992), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

        The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Exhibit

4

WPS Resources Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 10.10 to Annual Report on Form 10-K for the period ended December 31, 2005, filed March 9, 2005 [File No. 1-11337]).

5	Opinion of Foley & Lardner LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Foley & Lardner LLP (contained in Exhibit 5).
24	Powers of Attorney (certain filed herewith and others contained in the signature pages hereto).

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, and State of Wisconsin, on this 26th day of August, 2005.

WPS RESOURCES CORPORATION By: /s/ Larry L. Weyers Larry L. Weyers Chairman, President and Chief Executive Officer	WISCONSIN PUBLIC SERVICE CORPORATION By: /s/ Larry L. Weyers Larry L. Weyers Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this the Registration Statement has been signed by the following persons on behalf of each of the Registrants and in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Larry L. Weyers, Joseph P. O'Leary and Barth J. Wolf, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Capacity	Date
/s/ Larry L. Weyers Larry L. Weyers	Chairman, President, Chief Executive Officer (Principal Executive Officer) and Director	August 26, 2005
/s/ Joseph P. O'Leary Joseph P. O'Leary	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 26, 2005

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/s/ Diane L. Ford Diane L. Ford	Vice President - Controller and Chief Accounting Officer (Principal Accounting Officer)	August 26, 2005

Albert J. Budney, Jr.*	Director	August 26, 2005

Richard A. Bemis*	Director	August 26, 2005

Ellen Carnahan*	Director	August 26, 2005

Robert C. Gallagher*	Director	August 26, 2005

Kathryn M. Hasselblad-Pascale*	Director	August 26, 2005

James L. Kemerling*	Director	August 26, 2005

John C. Meng*	Director	August 26, 2005

William F. Protz, Jr.*	Director	August 26, 2005

*By: /s/ L. L. Weyers L. L. Weyers	Attorney-in-Fact	August 26, 2005

* Each of the above signatures is affixed as of August 26, 2005. Respective Powers of Attorney are filed herewith.

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EXHIBIT INDEX

Form S-8 Registration Statement for
WPS Resources Corporation Deferred Compensation Plan

Exhibit No.	Exhibit

4

WPS Resources Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 10.10 to Annual Report on Form 10-K for the period ended December 31, 2004, filed March 9, 2005 [File No. 1-11337]).

5	Opinion of Foley & Lardner LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Foley & Lardner LLP (contained in Exhibit 5).
24	Powers of Attorney (certain filed herewith and others contained in the signature pages hereto).

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